JPMORGAN DISTRIBUTION SERVICES, INC.

ADMINISTRATIVE SUB-ACCOUNTING AGREEMENT

This Agreement is entered into between the financial institution executing this Agreement (“Financial Intermediary”), JPMorgan Distribution Services, Inc. (“JPMDS”) and J.P. Morgan Investment Management Inc. (“JPMIM”).

RECITALS

WHEREAS, JPMDS serves as the Shareholder Servicing Agent to each of the trusts and the corporation listed on Exhibit A (each, a “Trust” and collectively, the “Trusts”) each with one or more series or classes of shares (each a “Fund”, collectively the “Funds”) pursuant to a Shareholder Servicing Agreement effective as of February 19, 2005 (the “Shareholder Servicing Agreement”);

WHEREAS, JPMIM is the investment adviser to a Trust or Trusts (the “Adviser”);

WHEREAS, pursuant to the Shareholder Servicing Agreement, JPMDS is authorized to delegate the provision of some or all of the services contemplated by the Shareholder Servicing Agreement to financial intermediaries;

WHEREAS, JPMDS desires to retain Financial Intermediary to provide certain sub-accounting, recordkeeping, processing and reporting services and functions (i) with respect to transactions in shares of the Funds (“Shares”), made by or on behalf of owners or beneficial owners of shares of the Funds that Financial Intermediary makes available to its customers (the “Customers”), and (ii) with respect to holdings of Shares maintained by or on behalf of such Customers through a single master shareholder account Financial Intermediary maintains with the Funds’ transfer agent (“Transfer Agent”) on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

I.	Services to be Provided by Financial Intermediary.

When and to the extent requested by JPMDS, Financial Intermediary agrees to provide each of the applicable Sub-Accounting Services specified in Exhibit B.

II.	Transactions in Shares.

A.

Financial Intermediary shall accept Customers’ instructions for transactions in Shares and transmit them to the Funds in accordance and in compliance with the terms and conditions of the applicable current prospectus (“Prospectus”) and Statement of Additional Information (“SAI” and together with the Prospectus, the “Registration Statement”), the applicable rules, regulations and requirements, and the operating procedures set forth on Exhibit C.

B.

The Funds will execute all accepted orders for the purchase of any Shares at the next determined public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and the Funds will execute all accepted orders for the redemption of any Shares at the next determined net asset value per share, in each case as described in the Prospectus and SAI. JPMDS and the Funds reserve the right to reject any purchase request in their sole discretion.

C.

Financial Intermediary certifies that it will at all times follow all applicable rules, regulations and requirements in connection with the handling of orders for transactions in the Funds, including, without limitation:

(i)	Rule 22c-1(a) and other applicable rules under the Investment Company Act of 1940, as amended (“Investment Company Act”);

(ii)	the provisions of this Agreement; and

(iii)	the Registration Statement.

D.	Financial Intermediary further certifies that it:

(i)

has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of all applicable laws, rules, regulations and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(ii)

has determined that each of Financial Intermediary’s Agents (as defined below) that accept orders for Shares on the Fund’s behalf has adopted and implemented and will monitor, on a continuous basis, its compliance with its own internal procedures reasonably designed to prevent violations of relevant law, regulation and Registration Statement requirements with respect to late trading, market timing and abusive trading practices;

(iii)	upon request, will provide information and further certification to JPMDS or its designee to verify compliance with this Section II and Section D of Exhibit C; and

(iv)

will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the Registration Statement and such other policies established by the Trust from time to time.

E.

The Financial Intermediary agrees that neither the Funds, JPMDS nor any of their affiliates or agents will have any responsibility or liability to review any purchase or redemption request which is presented by Financial Intermediary (i) to determine whether such request is genuine or authorized by a Customer or (ii) to determine the suitability of a particular Fund or Class of Shares for such Customer. The Funds, JPMDS and their affiliates and agents will be entitled to rely conclusively on any purchase or redemption request communicated to the Funds by Financial Intermediary, and will have no liability whatsoever for any losses, claims or damages to or against Financial Intermediary or any Customer resulting from the failure of Financial Intermediary to transmit any such request, or from any errors contained in any request.

F.

Financial Intermediary confirms that it will be considered the Funds’ agent for the sole purpose of receiving purchase and redemption orders from Customers and transmitting them to the Funds. Financial Intermediary may authorize such intermediaries as it deems appropriate (“Financial Intermediary Agents”) to receive orders on the Funds’ behalf. Financial Intermediary shall be liable to the Funds for each Financial Intermediary Agent’s compliance with applicable regulations, requirements and this Section II to the same extent as if Financial Intermediary itself had acted or failed to act instead of the Financial Intermediary Agent.

G.

The parties agree that in each transaction in Shares and in performing its services under this Agreement: (i) Except with regard to certain money market funds (“MMFs”), as set forth in Section 4 of Exhibit E of this Agreement, Financial Intermediary is acting as agent for the Customers and covenants and agrees to comply with all applicable terms and conditions of the Registration Statement; (ii) the Customers are for all purposes the customers of Financial Intermediary; (iii) each transaction is initiated solely upon the order of a

Customers; (iv) as between Financial Intermediary and a Customer, the Customer will have full beneficial ownership of all Shares; (v) each transaction shall be for the account of a Customer and not for Financial Intermediary’s account; (vi) each transaction shall be without recourse to Financial Intermediary provided that Financial Intermediary acts in accordance with the terms of this Agreement; and (vii) except for the limited purpose of receiving orders to purchase, redeem or exchange Shares (“Orders”) for Share transactions from Customers as described in Section II.F. of this Agreement, Financial Intermediary shall be deemed to an independent contractor and shall have no authority to act as agent for JPMDS or the Funds.

III.	Shareholder Information

A.

Financial Intermediary agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Shareholder(s) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through a Financial Intermediary Fund Account during the period covered by the request.

(i)

Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. The Fund may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(ii)

Financial Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in III.A. If requested by the Fund or its designee, Financial Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in III.A is itself an intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in III.A for those shareholders who hold an account with an indirect intermediary; or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Financial Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and to the extent practicable, the format for any transaction information provided to the Fund should be consistent with the Depository Trust Clearing Corporation (“DTCC”) Standardized Data Reporting Format.

(iii)

The Fund agrees not to use the Shareholder information received from Financial Intermediary pursuant to this Agreement for marketing or any other similar purpose without the prior written consent of Financial Intermediary.

B.

Financial Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in Shares (directly or indirectly through a Financial Intermediary Fund Account) that violate policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices.

(i)

Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or the Financial Intermediary Fund Account(s) or other agreed upon information to which the instruction relates.

(ii)	Financial Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Financial Intermediary.

(ii)

Financial Intermediary must provide written confirmation to the Fund that instructions have been executed. Financial Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

C.	Definitions. For purposes of this Section III of the Agreement:

(i)

The term “Financial Intermediary Fund Account” means a direct or networked Shareholder account with the Fund maintained by Financial Intermediary or an omnibus account with the Fund maintained by Financial Intermediary.

(ii)

The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement.

(iii)

The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through a Financial Intermediary Fund Account.

(iv)

The term “Shareholder” means (i) the beneficial owner of Shares held by or through a Financial Intermediary Fund Account; (ii) a participant in an employee benefit plan owning Shares held by or through a Financial Intermediary Fund Account, notwithstanding that the employee benefit plan may be deemed to be the beneficial owner of Shares; and (iii) the holder of interests in a variable annuity or variable life insurance contract issued by a Financial Intermediary owning Shares held by or through a Financial Intermediary Fund Account.

(v)	The term “written” and/or “in writing” includes electronic writings and facsimile transmissions.

(vi)	The term “Financial Intermediary” shall mean a “financial intermediary” as defined in Rule 22c-2 of the Investment Company Act.

(vii)	The term “purchase” does not include the automatic reinvestment of dividends.

(viii)

The term “promptly” as used in III. A(ii) shall mean as soon as practicable but in no event later than ten business days from the Financial Intermediary’s receipt of the request for information from the Fund or its designee.

IV.	Representations, Warranties and Covenants

A.	JPMDS represents and warrants that:

(i)	It has the requisite authority to enter into this Agreement and to make the payments contemplated herein;

(ii)	The execution and delivery of this Agreement have been duly authorized by all necessary action on its part, and this Agreement constitutes the valid and binding obligation of JPMDS; and

(iii)	That the payment to Financial Intermediary of any fees pursuant hereto is authorized under the Shareholder Servicing Agreement.

B.	Financial Intermediary represents, warrants and agrees that:

(i)	It has the requisite authority to enter into this Agreement and to perform the services contemplated herein;

(ii)

The execution and delivery of this Agreement and the performance of the services contemplated herein have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the valid and binding obligation of Financial Intermediary;

(iii)

It currently does, and will, conduct its activities hereunder in material conformity with all applicable federal, state and industry laws or regulations and will disclose its receipt of fees hereunder to the Customers (and, if required, will obtain their consent to such receipt) in accordance with applicable laws and regulations;

(iv)

To the extent Shares are purchased by Customers through a defined contribution plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the arrangements provided for in this Agreement will be disclosed to the Plan(s) through their representatives;

(v)

Either (a) it is not a “fiduciary” with respect to the provision of the services contemplated herein to any Plan(s) as such term is defined in Section 3(21) of ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”); or (b) its receipt of fees pursuant to this Agreement and the provision of the services contemplated herein to any Plan(s) will not constitute a non-exempt “prohibited transaction” as such term is defined in Section 406 of ERISA and Section 4975 of the Code;

(vi)	It is a member of the DTCC;

(vii)	The providing of its services set forth in Exhibit C hereof will in no event be primarily intended to result in the sale of Shares; and

(viii)

It will maintain comprehensive general liability coverage and will carry a fidelity bond covering it and each of its employees and authorized agents with limits of not less than those considered commercially reasonable and appropriate under current industry practices, each issued by a qualified insurance carrier with a Financial Strength Rating from A.M. Best Company rating of at least “A,” and, upon JPMDS’ request, it will furnish a certificate of insurance evidencing such coverage.

Each party hereto agrees to provide to the other such information or documentation necessary for such party to fulfill its obligations hereunder and such other information or documentation as either party may reasonably request.

V.	Compensation

A.	For the services provided by Financial Intermediary hereunder, Financial Intermediary will compensate Financial Intermediary as set forth on Exhibit D.

B.

Financial Intermediary shall calculate the compensation due under this Section V at the end of each quarter and shall send an invoice therefor to JPMDS. Each invoice shall be accompanied by a statement setting forth the calculation of such compensation amount.

C.

Financial Intermediary’s acceptance of any fees hereunder shall constitute its representation (which shall survive any payment of such fees and any termination of this Agreement and shall be reaffirmed each time Financial Intermediary accepts a fee hereunder) that the fees set forth on Exhibit D are appropriate and reasonable based upon the services Financial Intermediary provides to the Customers holding such Shares.

VI.	Indentification

A.

Financial Intermediary shall indemnify and hold harmless JPMDS, each Fund, the transfer agent of the Funds, and their respective subsidiaries, affiliates, officers, directors (or trustees), and employees from all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by Financial Intermediary of any representations, covenants or warranties in this Agreement or a material breach of any provision of this Agreement;

(ii)

any actions or omissions of JPMDS, any Fund, the transfer agent of the Funds, and their subsidiaries, affiliates, officers, directors (or trustees), and employees in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Financial Intermediary; and

(iii)

any willful misconduct or negligence (as measured by industry standards) of Financial Intermediary, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

B.

JPMDS shall indemnify and hold harmless Financial Intermediary and its subsidiaries, affiliates, officers, directors, and employees from and against any and all claims, liabilities, losses or costs (including reasonable attorney’s fees) arising directly from:

(i)	any breach by JPMDS of any representations, covenants or warranties in this Agreement or any material breach of any provision of this Agreement;

(ii)

any alleged untrue statement of a material fact contained in any Fund’s Registration Statement or any alleged omission to state therein a material fact required to be stated therein necessary to make the statements contained therein not misleading; and

(iii)

any willful misconduct or negligence (as measured by industry standards) of JPMDS, its agents and employees, in the performance of, or failure to perform, its obligations under this Agreement, or any reckless disregard of its obligations under this Agreement.

C.

Neither JPMDS nor Financial Intermediary shall be liable for special, consequential or incidental damages. The indemnification provided for hereunder shall be in addition to any liability which the parties may otherwise have.

D.

The agreement of the parties in this Section VI to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. Such notice will be given by any means of prompt delivery that provides confirmation of receipt to the address provided by each party in this Agreement. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying Party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. The failure of the Indemnified Party to give notice as provided in this Section (D) shall not affect the Indemnified Party’s right to indemnification hereunder except to the extent that the Indemnifying Party’s interest are actually prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

E.	The provisions of this Section VI shall survive the termination of this Agreement.

VII.	Funds Cooperation.

The Funds or their designee will provide or cause to be provided to Financial Intermediary, in a form reasonably requested by Financial Intermediary: (a) up-to-date Fund profiles for each Fund and Share class held by Customers, for purposes of enabling Financial Intermediary to set system parameters in accordance with the requirements of the Prospectus; (b) daily Share price information for each such Share class; (c) daily Omnibus Account balances and reconciliation data; (d) dividend information; (e) information regarding the Funds to be included in annual shareholder tax statements; and (f) such other information and cooperation from the Funds or their designee as Financial Intermediary may reasonably request in order provide the Services. The Funds or their designee shall timely review reports provided to them by Financial Intermediary in connection with the Services, and shall promptly notify Financial Intermediary if they become aware of any errors or discrepancies therein.

VIII.	Confidentiality

A.

Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans or product development, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the “Proprietary Information”) is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner’s business. Each party agrees that should it come into possession of Proprietary Information, it will use its best efforts to hold such information in confidence and shall refrain from using, disclosing or distributing any such information except (i) as may be necessary in the ordinary course of performing the services and transactions contemplated by this Agreement; (ii) with the written consent of the other party; or (iii) as required by law or judicial process or as requested by any governmental agency or regulatory authority. Proprietary Information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference to, or reliance upon, Proprietary Information. In the event that a party (“disclosing party”) is requested or required by law to disclose any Proprietary Information, the disclosing party shall provide the other party (“non-disclosing party”) with prompt written notice, unless notice is prohibited by law, of any such request or requirement so that the non-disclosing party may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to any governmental agency or regulatory authority having jurisdiction over the disclosing party or its affiliates.

B.

All information, including “nonpublic personal information” as that term is defined in Regulation S-P, relating to Participants is and shall remain the sole property of the Funds and the Financial Intermediary and shall not be disclosed to or used by the Funds, the Financial Intermediary, JPMDS, or their affiliates for any purpose except in the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds or as permitted by Rule 15 of Regulation S-P. Notwithstanding the foregoing, this Section VIII B shall not prohibit the Financial Intermediary, the Funds, JPMDS, or any of their affiliates from utilizing the names of Participants, for any purpose if the names are obtained in any manner other than from Financial Intermediary pursuant to this Agreement.

C.	If applicable, Financial Intermediary will deliver the Funds’ privacy policy as required by Regulation S-P.

D.	The provisions of this Section VIII shall survive the termination of this Agreement.

IX.	Effective Date, Amendment and Termination

A.

This Agreement shall become effective as of the date executed by JPMDS or as of the first date thereafter upon which Financial Intermediary performs any service, or receives any payment pursuant hereto.

B.

This Agreement may be amended by JPMDS from time to time by the following procedure. JPMDS will mail a copy of the amendment to Financial Intermediary’s address, as shown on the signature page hereof. If Financial Intermediary does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. Financial Intermediary’s objection must be in writing and be received by JPMDS within such thirty days.

C.	This Agreement may be terminated as follows:

(i)

by any party as to any Fund without cause by giving the other party at least thirty (30) days’ written notice. The termination of this Agreement with respect to any one Fund will not cause the Agreement’s termination with respect to any other Fund.

(ii)

Notwithstanding the foregoing, this Agreement may be terminated at any time if required by applicable law, rule, regulation, order, or instruction by a court of competent jurisdiction or regulatory body or self-regulatory organization with jurisdiction over JPMDS or Financial Intermediary.

(iii)	This Agreement also shall terminate immediately upon termination of the Shareholder Servicing Agreement.

IIX. Miscellaneous

A.

Use of Names. Neither party shall use the name (or any trademark, trade name, service mark or logo) of the other party or its affiliates or, in the case of Financial Intermediary, of the Funds, in any manner without the other party’s written consent, except as required by any applicable federal or state law, rule or regulation, and except that Financial Intermediary may identify the Funds in a listing of funds offered by Financial Intermediary.

B.

Anti-Money Laundering. Financial Intermediary represents that it has established an Anti-Money Laundering Program (“AML Program”) that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes. Its AML Program includes written policies and procedures regarding the (i) verification of the identity of its customers and the source of its customers’ funds, and (ii) reporting of any suspicious transactions in a customer’s account. Financial Intermediary agrees to cooperate with JPMDS to satisfy the Funds’ AML due diligence policies, which may include annual AML compliance certifications, periodic AML due diligence reviews and/or other requests deemed necessary to ensure its compliance with the AML regulations. Financial Intermediary will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Funds and/or JPMDS with any requested information about Participants and their Fund accounts in the event that the Funds and/or JPMDS shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority.

C.

Representations with Respect to the Funds. Financial Intermediary and its agents shall not make any representation concerning a Fund or Shares, except those contained in the Registration Statement, in current material furnished by JPMDS to Financial Intermediary for purposes of dissemination, or in materials created by Financial Intermediary and submitted to and approved in writing by JPMDS.

D.

Certification of Customers’ Taxpayer Identification Numbers. Financial Intermediary agrees to obtain any taxpayer identification number certification from its customers required under the Code, as amended, and any applicable Treasury regulations, and to provide JPMDS, or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

E.

Nonexclusivity. JPMDS acknowledges that Financial Intermediary may perform services similar to those to be provided under this Agreement to other investment companies, investment company sponsors, or service providers to investment companies. JPMDS may enter into other similar agreements for the provision of sub-accounting services with any other person or persons without Financial Intermediary’s consent.

F.

Force Majeure. Neither Financial Intermediary nor JPMDS nor their respective affiliates shall be liable to the other or to any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control, provided that such party has exercised such reasonable diligence as the circumstances require.

G.

Security Against Unauthorized Use of Funds’ Recordkeeping Systems. Financial Intermediary agrees to provide such security as is necessary to prevent any unauthorized use of the Funds’ recordkeeping system, accessed via (a) the world wide web or any URL maintained by the Funds or JPMDS, (b) a networking/data access arrangement or (c) computer hardware or software provided to Recordkeeper by JPMDS.

H.

Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by: (i) personal delivery; (ii) postage prepaid, registered or certified United States first class mail, return receipt requested; (iii) overnight courier services; or (iv) facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein).Unless otherwise notified in writing, all such notices shall be given or sent to the other party at the address on the signature page hereof, Attention: President.

I.

Records. Recordkeeper will maintain all records (1) required by state and federal law relating to the provision of the services contemplated under the Agreement, (2) necessary or appropriate to demonstrate its compliance with the terms and conditions of the Registration Statement or the Agreement, or (3) necessary to make required regulatory reports. Upon the request of the JPMDS, a Fund or their authorized agents, Financial Intermediary shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (SSAE 16) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (FICCA), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Financial Intermediary acknowledges that JPMDS or the Funds may use a third party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Financial Intermediary consents to JPMDS and the Funds sharing such Audit Documents with the third party vendor.

J.

Delegation of Duties. Either party may employ an affiliate or a third party to perform any services required to enable the party to perform its functions under this Agreement. The delegating party will act in good faith in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve the delegating party of any of its obligations under this Agreement. The delegating party agrees that it remains liable to the other party for an affiliate’s or third party’s compliance with this Agreement, applicable regulations and requirements to the same extent as if the delegating party itself had acted or failed to act instead of the affiliate or third party.

K.

Assignment and Governing Law. This Agreement may not be transferred or assigned (as that term is defined in the Investment Company Act) by either JPMDS or Financial Intermediary without the written consent of both parties, and shall be construed in accordance with the laws of the State of New York.

L.

Counterparts; Severability. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that one or more provisions of this Agreement shall be held by any court to be invalid, void or unenforceable, the remaining provisions shall nevertheless remain and continue in full force and effect. Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original.

M.

Incorporation of Exhibits A, B, C and D. Financial Intermediary and JPMDS agree that the attached Exhibits A, B, C and D are incorporated into and made a part of this Agreement and all references herein to the Agreement shall include such Exhibits.

JPMORGAN DISTRIBUTION SERVICES, INC.	FINRA CRD Number: 104234

Street Address:
1111 Polaris Parkway
Floor 2F, OH1-1299
Columbus, OH 43240

By:

Name:

Title:

Date:

Financial Intermediary Name	FINRA CRD Number
(Please Print or Type)

Address

City:	State	Zip Code

Phone:	Fax:

By:
Authorized Signature

Print Name or Type Name

Title

Date

J.P. Morgan Investment Management Inc.
1111 Polaris Parkway
Floor 1F, OH1-1019
Columbus, OH 43240

By:

Name:

Title:

Date:

EXHIBIT A

TRUSTS

The share classes listed on Exhibit D of the Funds of the Trusts listed below:

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust III

JPMorgan Trust IV

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

EXHIBIT B

Services Provided by Financial Intermediary

Pursuant to the Agreement by and among the parties hereto, Financial Intermediary shall perform the following Services:

1.	Aggregate and transmit to the Funds purchase and redemption orders on behalf of Customers.

2.

Maintain separate records for each Customer with respect to each of the Funds held by such Customer, which records shall reflect Shares purchased and redeemed, including the date and price and charges assessed for all transactions, and Share balances.

3.	Prepare and transmit to Customers confirmations of all transactions in Shares.

4.

Prepare and transmit to Customers periodic account statements at least quarterly, and as frequently as required by law, showing the total number of Shares owned as of the statement closing date, purchases and redemptions of Shares during the period covered by the statement and dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Shares).

5.

Forward or cause to be forwarded to Customers the Funds’ Registration Statement, periodic financial reports, proxy materials and other Fund communications as required to be delivered to, or received by, customers under applicable law, rule or regulations (“Applicable Law”) or as reasonably requested by a Fund. However, Financial Intermediary may provide a current effective summary prospectus (the “Summary Prospectus”) in lieu of a Statutory Prospectus as permitted under Applicable Law, unless instructed otherwise by a Fund. Financial Intermediary shall respond to requests for a Summary Prospectus, Statutory Prospectus, SAI, currently effective annual report or currently effective semi-annual report made by a Customer directly to Financial Intermediary with the documents that a Fund has provided to it hereunder, including any applicable supplements, as required under Applicable Law. Unless instructed by a Fund to the contrary, Financial Intermediary may consolidate or utilize “household” mailing for the delivery of the above-described materials where permissible under, and in accordance with, Applicable Law, and, unless instructed by a Fund to the contrary, the delivery of the materials may be accomplished via electronic means, so long as the methodologies utilized by Financial Intermediary comply with Applicable Law relating to the delivery and receipt of such materials, including, but not limited to, that Financial Intermediary received informed consent from all applicable shareholders permitting the method and manner of such use, and Financial Intermediary maintains, and agrees to provide to a Fund upon request, records of each such delivery.

6.	Withhold and remit taxes on dividends and distributions and, prepare, file or transmit all reports and returns, in each case as required by U.S. law with respect to each Customer account.

7.	Calculate the correct sales charges (including front-end or CDSC) for each individual shareholder and forward applicable CDSC charges to the Funds or their designee.

8.	Provide each Fund with information, on a daily basis, regarding Customer Share purchases by state or jurisdiction of Customer’s address.

9.

Provide to the Funds monthly CDSC reports with respect to any affected class of Shares held by Customers. CDSC report and associated funding of CDSC fees will be provided to the Funds no later than five (5) business days after the end of each calendar month.

10.

Provide to the Funds a monthly account position level average daily assets report or file. This report to be provided to the Funds no later than five (5) business days after the end of each calendar month.

11.

Calculate trail commissions and invoice the Funds or their designee on a monthly basis. Provide associated reports and invoice to Funds or their designee no later than ten (10) calendar days after the end of each calendar month.

12.	Notify the Funds or their designee via DTCC of the transfer of a Customer’s account to another dealer of record.

13.

Provide the following daily reports, to be transmitted to the Funds or their designee in a secure method and format to be mutually agreed upon by the parties. Reports to be provided to the Funds or their designee no later than 4:00 a.m. EST on each business day. These reports shall provide no less information than if the reported positions were held in a fully disclosed DTCC Network Level 3 account under best practices developed by the industry for breakpoints assessment, commonly referred to as Client Data Share II (Full Disclosure).

a)	Daily Position Report

b)

Daily Transaction Activity Report indicating Financial Intermediary branch and registered representative code for each Share transaction, including, the dollar amount, number of Shares and transaction type.

14.

Provide to the Funds, the Transfer Agent and/or other parties designated by them such other information relating to transactions in and holdings of shares of Funds by or on behalf of Customers as is reasonably requested.

15.

Pursuant to Section 2(c), collect and remit to Funds or their designee any applicable short term redemption fees and associated reporting reflecting fees collected and remitted and any waivers applied. Short term redemption fee reports and remittance of fees shall be completed no later than five (5) business days after the end of each calendar month.

EXHIBIT C

OPERATING PROCEDURES

The Trusts and Financial Intermediary shall follow the following operating procedures in connection with transactions in Shares by Customers through Financial Intermediary:

A.

Net asset value per share is generally provided on a daily basis to NASDAQ by 6:30 p.m. Eastern time. Net asset value can be provided directly to Financial Intermediary after 7:00 p.m. Eastern time upon request.

B.

JPMDS will furnish notice of the declaration of any income, dividends, or capital gains distributions payable by the Funds. This information will include the ex, record and payable dates along with the Fund’s reinvestment price. Typically, this notice will be given by fax transmission, but may be given by other means as may be reasonable under the circumstances.

C.

Dividends and capital gains distributions paid for each of the J.P. Morgan Funds are automatically reinvested in additional shares of the same Fund unless the Customer has elected to have them paid in cash.

D.	Execution of orders for Shares

The execution of all orders for Share transactions will be subject to the terms of the Prospectus and SAI, these Operating Procedures, JPMDS’ written instructions to Financial Intermediary from time to time and, if executed through Fund/SERV, the DTCC’s rules and procedures.

(a) The Financial Intermediary certifies as follows:

(i)

orders to purchase and redeem Shares received by Financial Intermediary or its Financial Intermediary Agents (as defined in Section II.C. of the Agreement) prior to the close of a Fund (generally, 4:00 p.m., Eastern Time (“ET”) other than a money market fund, which generally close multiple times each day (each close of a Fund, a “Market Close”)) on any day that a Fund is open for business (“Day 1”) will be electronically transmitted to the Funds by 8:00 a.m., ET on the next day that the Fund is open for business (“Day 2”)(such orders are referred to as “Day 1 Trades”); and

(ii)

orders to purchase and redeem shares received by Financial Intermediary or its Financial Intermediary Agents after the final Market Close on Day 1, but prior to the final Market Close on Day 2 (“Day 2 Trades”) will be electronically transmitted to the Funds by 8:00 a.m., ET on the second day that the Fund is open for business following Day 1.

(iii)

If the Financial Intermediary cannot electronically transmit Day 1 Trades to the Funds by 8:00 a.m., ET (or prior to DTCC Cycle 12) on Day 2, Financial Intermediary will transmit such orders electronically (or by other means as agreed between the parties) prior to 9:00 a.m. ET on Day 2.

(b) Day 1 Trades will be effected at the net asset value next calculated by the Fund following receipt of the trade by Financial Intermediary or its Financial Intermediary Agents on Day 1, and Day 2 Trades will be effected at the net asset value next calculated by the Fund following receipt of the trade by the Financial Intermediary or its Financial Intermediary Agents on Day 2. Dividends shall accrue as set forth in the applicable Prospectus and SAI.

(c) Upon JPMDS’ reasonable request, Financial Intermediary agrees to promptly provide JPMDS with information separating customer orders received before and after a designated Market Close in order for JPMDS to validate the timing of Financial Intermediary’s receipt of orders.

E.

Payments for Shares shall be made as specified in the Prospectus and SAI. If payment for any purchase order is not received in accordance with the terms of the Prospectus and SAI, the JPMDS reserves the right, without notice, to cancel the sale and to and to charge Financial Intermediary to compensate JPMDS or the Fund’s transfer agent if either advanced the funds for the purchase and the Fund for any expenses or losses.

F.	Issuance and transfer of each Fund’s shares will be by book entry only. The Funds will not issue stock certificates.

G.

JPMDS will make available to Financial Intermediary, via the DTCC’s Mutual Fund Service Profile II, a list of the states or other jurisdictions in which Shares are eligible for sale, which list may be revised from time to time. Financial Intermediary agrees to sell or offer to sell Shares only in the states and other jurisdictions appearing on the most recent list made available by JPMDS. Financial Intermediary will not knowingly accept or act upon any instruction to purchase Shares from a Participant located outside the United States of America or for the account of any non-US person.

H.

If applicable, Financial Intermediary agrees to provide each Fund, each Fund’s transfer agent and/or other parties designated by them with an automated file in a form mutually agreeable to JPMDS and Financial Intermediary, on a daily basis, containing information necessary for the Fund to make blue sky and other regulatory filings, including, without limitation: (1) the amount of sales by state or jurisdiction of residence for each Fund shareholder for which Financial Intermediary provides services under this Agreement; (2) information designating whether each sale is an initial or subsequent purchase; (3) social codes or other account type fields for each sale; and (4) such other information as is necessary to determine the amounts exempt from reporting under state law. For purposes of (1), if requested by JPMDS, the Financial Intermediary shall, with respect to the sales for such shareholder, provide the amount of sales by state or jurisdiction of residence where the investment decision to invest in the Fund is made rather than where the shareholder is located to the extent Financial Intermediary has knowledge that the investment decision is made in a state other than the state or jurisdiction of residence of the shareholder.

EXHIBIT D

Calculation and Payment of Fees Pursuant to Section V

1.

In consideration of the services set forth in Exhibit B to this Agreement, JPMDS and/or the Adviser shall pay Financial Intermediary at the annual rates set forth in the table below for the respective Share classes of the Funds other than the money market funds, based on the average daily net assets in Participants’ accounts per year. Fees are paid on assets held in accounts on the Fund’s Transfer Agency system where the Firm is listed as dealer of record.

Share Class	Sub Accounting Services Fee (excluding short term bond and index funds**, money market funds, JPMorgan Managed Income Fund and closed accounts)	Sub Accounting Services Fee for short term bond and index funds**		Sub Accounting Services Fee for JPMorgan Managed Income Fund, money market funds and closed accounts
R2 / R3 / R4	0.25%	0.25%		0.00%
R5	0.10%	0.10%		0.00%
R6	0.00%	0.00%		0.00%
A / I	0.25%	0.05%		0.00%
C	0.25%	Index	ST Bond
		0.25%	0.00%
L	0.10%	0.00%		0.00%

*

Except for Class C shares, JPMDS shall pay the above fees up to a maximum of $18.00 per Participant account per year. Any remainder of the fee over $18.00 per Participant account per year shall be paid by the Adviser out of its legitimate profits from all sources. For Class C shares, the entire sub-accounting services fee is paid by the Adviser out of its legitimate profits from all sources.

**	List of Funds is determined by JPMDS in its sole discretion and may be modified from time to time. List of Funds will be provided to Financial Intermediary upon request.

2.

JPMDS reserves the right not to pay fees to Financial Intermediary if Financial Intermediary’s fee payments for a given month are deemed to be de minimis. JPMDS currently adheres to a $25.00 de minimis threshold, but reserves the right to change that threshold from time to time.

3.

JPMDS shall pay Financial Intermediary such fee by wire transfer or other form acceptable to Financial Intermediary and the payment shall be separate from payments related to redemption proceeds and distributions.